EX-99.i(2)

December 22, 2006

CitiFunds Institutional Trust
125 Broad Street
New York, New York 10004

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to CitiFunds Institutional Trust, a Massachusetts business trust (the “Trust”), in connection with the Trust’s Post-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 22, 2006 (the “Registration Statement”), with respect to SMASh Series M Fund, SMASh Series C Fund, SMASh Series EC Fund and SMASh Series MEC Fund, each a series of the Trust (each a “Series”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Trust’s Amended and Restated Declaration of Trust dated September 28, 2001, and each amendment thereto filed with the Secretary of the Commonwealth (the “Declaration”);

(c) a copy of the Trust’s Amendment to the Amended and Restated Declaration of Trust effective as of December 19, 2006, as filed with the Secretary of the Commonwealth of Massachusetts on December 20, 2006, and as executed by the Assistant Secretary of the Trust (the “Designation”);

(d) a certificate executed by the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration, By-Laws, the Designation and the resolutions adopted by the Trustees of the Trust at a meeting held on November 13, 2006, authorizing the creation of each Series (the “Resolutions”); and

(e) a printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that the Declaration, the Designation and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Series and will be in full force and effect on the date of issuance of shares of beneficial interest in the Series.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law or internal substantive rules of law, which a tribunal may apply to such transaction. In addition, to the extent that the Declaration, the Designation or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that shares of beneficial interest in the Series, when issued and sold in accordance with the Declaration, the Designation and the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, /s/ Bingham McCutchen BINGHAM McCUTCHEN LLP